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                                                                   Exhibit 10.6

                            TUSCARORA INCORPORATED
                            ----------------------

            DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
            -----------------------------------------------------

1.       Purpose
         -------
         The purpose of the Deferred Compensation Plan for Non-Employee Directors (the "Plan") is to offer each non-employee member of the Board of Directors (the "Board") of Tuscarora Incorporated (the "Company") the opportunity to defer receipt of the compensation to be earned for services as a director of the Company until after termination of service as a director.

2.       Definitions
         -----------

         (a) "Account" or "Accounts" means one or more of the Interest Account or the Stock Account maintained for a Participant.

         (b)      "Beneficiary" means the beneficiary provided for under
                  Section 7.

         (c) "Committee" means the Compensation Committee (or any successor) of the Board.

         (d) "Common Stock" means the Common Stock, without par value, of the Company.

         (e)      "Common Stock Unit" means a hypothetical share of the Common
                  Stock.

         (f) "Compensation" means a Participant's annual retainer, fees for attending meetings of the Board (i.e., Board meeting fees) and compensation as chairman or a member of a Board Committee.

         (g) "Interest Account" means a bookkeeping account maintained for a Participant who elects to defer Compensation to it and to which interest equivalents are credited.

         (h) "Participant" means an eligible director who has elected to participate in the Plan.

         (i) "Stock Account" means a bookkeeping account maintained for a Participant who elects to defer Compensation to it and to which Common Stock Units are credited.
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3.       Eligibility
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         All directors of the Corporation who are not at the time also serving as salaried employees of the Company are eligible to participate in the Plan.

4.       Deferral of Compensation
         ------------------------

         (a) For any fiscal year, a Participant may elect to have (i) all but not part of his or her Board meeting fees and/or (ii) all but not part of his or her other Compensation deferred under the Plan and credited to either the Interest Account or the Stock Account.

         (b) Except for the 1995 fiscal year, (i) each deferral election must be made in writing prior to the start of the fiscal year for which it is to become effective and (ii) will be irrevocable for the next succeeding fiscal year, and unless revoked in writing or superseded by a new election in writing effective for fiscal years after the year in which such revocation or new election is made, continue in effect for each fiscal year thereafter. For the 1995 fiscal year, deferral elections may be made prior to the 1994 Annual Meeting of Shareholders by all directors who will continue as directors after the Annual Meeting and within 30 days after the Annual Meeting by new directors elected at the Annual Meeting. Each deferral election must be made on a deferral election form approved by the Company's Chief Financial Officer.

         (c) A deferred amount will be credited on the books of the Company as a bookkeeping entry to the Interest Account or the Stock Account of the Participant on the same date that the amount would otherwise be paid to the Participant. No assets of the Company will be segregated or earmarked in respect to any amount credited to an Account and all Account balances will constitute unsecured contractual obligations of the Company to the Participants.

         (d) Deferred amounts credited to the Interest Account will accrue interest equivalents at a rate equal to 100% of the highest Applicable Federal Rate for the period commencing on each January 1 or July 1, as the case may be, determined pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder or in connection therewith, or such other rate as may be required by any applicable successor law or regulation. Interest equivalents will be compounded semi-annually as of each January 1 and July 1.

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         (e)     Deferred amounts credited to the Stock Account will be
                 converted to Common Stock Units. The number of Common
                 Stock Units to be credited to the Stock Account of a Participant will be the number determined by dividing the deferred amount credited to the Stock Account by the closing sales price of a share of the Common Stock on the date as of which the deferred amount is credited (or if the Common Stock was not traded on that date, on the next preceding date on which it was traded), on the NASDAQ National Market System, as reported in The Wall Street Journal. The number of Common Stock Units will be carried to three decimal places. In addition, dividend equivalents will be credited to each Stock Account as additional Common Stock Units as of each dividend payment date. The number of additional Common Stock Units to be credited to the Stock Account of a Participant will be the number determined by dividing the product of (i) the dividend per share of the Common Stock which is payable as of the dividend payment date, and (ii) the number of Common Stock Units credited to the Stock Account as of the applicable dividend record date by (iii) the closing sales price of a share of the Common Stock on the dividend payment date (or if the Common Stock was not traded on that date, on the next preceding date on which it was traded) on the NASDAQ National Market System, as reported in The Wall Street Journal. The number of additional Common Stock Units will also be carried to three decimal places.

         (f) In the event of any change in the outstanding shares of the Common Stock, or in the number thereof, by reason of any stock dividend or split, recapitalization, reorganization, merger, consolidation, combination, sale of assets, exchange of shares, spin-off or similar change, unless the Committee shall determine otherwise, a corresponding change will be made in the Common Stock Units, or the number thereof, credited to the Stock Account, and any such change will be conclusive and binding for all purposes.

5.       Transfers Between the Accounts
         ------------------------------

         Transfers may not be made between the Accounts.

6.       Payments From the Accounts
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         (a)     Payments from the Accounts will be made in cash.

         (b) A Participant may elect to have payments from his or her Interest Account and/or Stock Account made in a lump sum or in up to 10 annual installments after the Participant ceases to be a director of the Company. Separate payment elections may be made with respect to payments from the Interest Account and the Stock Account. If a lump sum payment is elected, the payment will be made

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                 within 30 days after director status ceases.  If
                 installment payments are elected, the first installment payment will be made within 30 days after director status ceases and installments after the first installment will be paid within 30 days after the first day of January of each year after the first installment.

         (c) The initial payment election with respect to the Interest Account or Stock Account must be made in writing at the same time as the initial deferral election to the Interest Account or the Stock Account. Each initial payment election with respect to the Interest Account or the Stock Account is irrevocable except that by making a new payment election prior to the commencement of a fiscal year, a Participant may change the payment method prospectively with respect to Compensation deferred to the Interest Account or the Stock Account for fiscal years commencing after the new payment election is made. Each payment election must be made on a payment election form approved by the Company's Chief Financial Officer.

         (d) In the case of installment payments from an Account, the amount of each installment will be calculated so as to provide approximately equal payments over the period designated. In calculating the amount to be paid from the Stock Fund, the value of Common Stock Units will be calculated on the basis of the closing sales price of a share of the Common Stock on the day prior to the date of payment (or if the Common Stock is not traded on that date, on the next preceding date on which it was traded) on the NASDAQ National Market System as reported in The Wall Street Journal.

         (e) In the event of the death of a Participant prior to the payment of all amounts hereunder, payment from the Accounts will be made to the Participant's Beneficiary in the same manner as previously elected by the Participant or in a lump sum as designated by the Participant in the Participant's beneficiary designation form (see Section 7 below). In the event that no person designated as Beneficiary survives the Participant, payment from the Accounts will be made in a lump sum to the Participant's estate.

7.       Beneficiary Designation.
         -----------------------

         At the time of a Participant's initial deferral election, the Participant must designate in writing the person or persons to be Beneficiary to receive any unpaid amounts under the Plan after the death of the Participant. A Beneficiary designation may be changed at any time prior to the death of the Participant. Each Beneficiary designation must be made on a beneficiary designation form approved by the Company's Chief Financial Officer.

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8.       General Provisions
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         (a)     The Board may modify or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, without the consent of any Participant or Beneficiary; provided, however, that any modification, amendment or termination must be of general application to all Participants and Beneficiaries and must not, without the consent of the Participant or, in the event of his or her death, the Participant's Beneficiary adversely affect (i) any amount credited to the Participant's Account(s) or (ii) the right of the Participant to receive all amounts credited to the Participant's Account(s), as of the date of such modification, amendment or termination.

         (b) The rights of a Participant (or Beneficiary) to the payment of deferred compensation as provided in the Plan may not be assigned, transferred, pledged or encumbered in any respect. No Participant or Beneficiary) may borrow against an Account. No account may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Participant (or Beneficiary).

         (c) The Committee has full power to administer and interpret the Plan and to adopt such rules, regulations, procedures and resolutions consistent with the terms of the Plan as the Committee deems necessary or advisable to carry out the terms of the Plan.

         (d) The place of administration of the Plan is conclusively deemed to be within the Commonwealth of Pennsylvania, and the validity, construction, interpretation and administration of the Plan, and of any determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, will be governed by, and determined exclusively and solely in accordance with, the laws of the Commonwealth of Pennsylvania.

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